RESEARCH FRONTIERS AND ZULI DEMONSTRATE THE LATEST IN
SMART HOME DESIGN AT CONSUMER ELECTRONICS SHOW:
THE ZULI SMARTPLUG FOR USE WITH SPD-SMARTGLASS AND PHILIPS HUE

Zuli Smartplugs are now available at Lowe’s home improvement stores nationwide,
Amazon, Build.com and Treehouse Retail.

January 12, 2016 – Woodbury, NY and San Francisco, CA – This past week at the Consumer Electronics Show (CES) Pepcom Digital Experience show in Las Vegas, international media and influencers received the first ever hands-on experience of the Zuli Smartplug and app working together with two new partners — Philips Hue and Research Frontiers SPD-SmartGlass.

Zuli’s first product, the Zuli Smartplug, is the only smartplug that senses what room you’re in, who you are, and adjusts your lights, temperature, SPD-SmartGlass, and other devices automatically to your preferences. Just plug in the Zuli Smartplug, connect any light or appliance, and instantly be able to control devices, dim lights, monitor power consumption and set schedules from your smartphone. With three or more Smartplugs, the Zuli Presence feature can accurately pin-point your location within the home and adjust your devices — just the way you like them.

Already the featured Smartplug on the Works with Nest platform, Zuli announced a new integration with Philips Hue to now enable all the lights in your home to work with the Zuli Presence feature. The integration will be available to download for free on the App Store in the coming weeks.

In addition to Philips Hue, media were also able to get a hands-on look at the Zuli Smartplug working with Research Frontiers SPD-SmartGlass. Through the Zuli app, users will be able to adjust the tint of their SPD-SmartGlass from dark to clear at the touch of a button. In addition, the partnership will also enable your glass to adjust the ambient light coming into your home based on the time of day and even your presence in a room. The Zuli Smartplug is the first and only smartplug optimized for SPD-SmartGlass.

Using a Zuli Smartplug with its proprietary Presence technology, you can walk into a room with your smartphone, and have the lights, appliances and temperature automatically adjust to your presence, and the glass in your windows change instantly from an energy-saving dark tint, to clear so you can enjoy the magnificent views outside your home. Now, walk into another room and have those lights, appliances and windows adjust too, while the Zuli Smartplug automatically shuts off your devices in the room you had just left to passively save energy. Zuli also uses proprietary machine learning algorithms that analyze energy usage patterns and help users be smarter about their energy usage.

Research Frontiers and Zuli first introduced the environmental benefits of combining the Zuli Smartplug and SPD-SmartGlass in August at a Terrace Talk titled “Sustainable Green Building Design using SPD-SmartGlass and Intelligent Adaptive Control Systems” presented underneath the largest smartglass roof in the world at the USA Pavilion at Expo Milano 2015.

Zuli has started shipping units to customers. Zuli Smartplugs are currently available for purchase on the Zuli website at www.Zuli.io, Lowe’s, Amazon, Build.com and Treehouse Retail.

Taylor Umphreys, President and CEO of Zuli, Inc., noted: "In the growing world of the Internet of Things, it is necessary that we not only develop more efficient energy solutions, but develop solutions that can seamlessly integrate into our lives and make efficiency simple for everyone. With Zuli’s partnership with Research Frontiers, we are building towards a home that learns and adapts to you, so that your home is always working in the background to save energy.”

Joseph M. Harary, President and CEO of Research Frontiers, noted: “Advanced technology is at its best when it is simple and easy to use, while providing important functionality to consumers. When Research Frontiers made its strategic investment in Zuli in June, we were attracted to the simplicity of installation and use--you simply plug the Zuli Smartplug into a wall outlet, and plug in your SPD-SmartGlass window, light or other appliance into the Zuli Smartplug. Then an easy to use app on your smartphone gives you complete control over your home or office environment. It also gets smarter as you use it more."

Zuli Smartplug with SPD-SmartGlass video.

What's SPD-SmartGlass?

SPD-Smart technology allows you to change the tint of your windows and skylights instantly, either at the touch of a button, or automatically. SPD-SmartGlass reduces cooling energy requirements in the summer, and heating energy requirements in the winter, by maintaining a pre-selected ideal level of light and temperature. SPD-SmartGlass also blocks harmful UV rays at all times. By more effectively controlling daylighting, SPD-Smart windows also allow “daylight harvesting,” which some independent sources estimate can save 35%-60% on lighting energy. With the growing pressure to reduce the energy use of buildings (which according to various estimates consume over 40% of the energy and over 70% of the electricity used in the United States and Europe), many expect it to be a cornerstone of intelligent building design for years to come. Because SPD-SmartGlass can be retrofitted onto existing structures, even existing building stock can benefit from this green technology. This is significant since approximately 61% of all construction projects are retrofit projects, according to the U.S. Green Building Council.

SPD-Smart technology is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort, security, and protecting interiors. Available in glass or plastic, SPD-SmartGlass technology is currently being used in the automotive, architectural, aircraft and marine industries, and to protect priceless artifacts in museums from damage from visible light. SPD-SmartGlass technology has been selected as the exclusive smart glass for the USA Pavilion at the Milan World's Fair.

About Zuli, Inc.

Zuli, Inc. was founded with the goal of creating a more valuable smart home experience by having your devices learn and adapt based on your presence and preferences. After a successful Kickstarter campaign in 2014, Zuli raised additional capital through a seed round lead by prominent investors that include Menlo Ventures, Logitech, and Winklevoss Capital. Zuli has now announced partnerships with Nest (Thermostats), Research Frontiers (smart windows), Philips Hue (Connected LED Bulbs) and Logitech (Harmony universal remote) to integrate your favorite consumer home products with the Zuli app and their Presence technology. The company is headquartered in San Francisco, CA.

More information is available at: www.Zuli.io and on Facebook and Twitter.

About Research Frontiers Inc.

Research Frontiers is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of over 40 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, museums, aircraft and boats.

More information is available at: www.SmartGlass.com, and on Facebook, Twitter, LinkedIn and YouTube.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. "SPD-SmartGlass" and “SPD-Smart” are trademarks of Research Frontiers Inc.

For further information about Research Frontiers, SPD-Smart technology and the Zuli Smartplug, please contact:

Joseph M. Harary
President and CEO
Research Frontiers Inc.
+1-516-364-1902
info@SmartGlass.com

Taylor Umphreys
President and CEO
Zuli, Inc.
+1-650-465-4018
taylor@Zuli.io